Exhibit 10.2

FORM OF TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT dated as of September     , 2018 and effective as of October 1, 2018, by and between ProShares Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A hereto and all future series of the Trust (each a “Fund”, and collectively the “Funds” as applicable), and The Bank of New York Mellon, a New York corporation authorized to do a banking business having its principal office and place of business at 225 Liberty Street, New York, New York 10286 (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Funds (the “Shares) only in aggregations of Shares known as “Creation Units” (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the initial record or registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust desires to appoint the Bank as each Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Terms of Appointment; Duties of the Bank.

1.1    Subject to the terms and conditions set forth in this Agreement, effective as of October 1, 2018 the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, each Fund’s transfer agent for the authorized and issued Shares, and as each Fund’s distribution disbursing agent.

1.2    Pursuant to such appointment, the Bank agrees that it will perform the following services, as applicable:

(a)    In accordance with the terms and conditions of this Agreement and the form of Authorized Participant Agreement, a copy of which is attached hereto as Exhibit A, the Bank shall:

(i)    Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii)    Prepare and transmit by means of DTC’s book-entry system payments for distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Fund;

(iii)    Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv)    Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and if, at a date to be determined, programmable with data residing within the Bank’s systems, maintain a record of the authorized value of shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)    Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Creation Units;

(vi)    On days that the Trust may accept orders for purchases or redemptions of Creation Units, calculate and transmit to the Trust’s distributor (the “Distributor”), and the Trust’s administrator the number of outstanding Shares;

(vii)    On days that the Trust may accept orders for purchases or redemptions of Creation Units (pursuant to the Authorized Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares / number of Creation Units purchased [and redeemed] on such day;

(viii)    Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)    Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)    Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)    Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, and distributions;

(xii)    Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiii)    Prepare a monthly report of all purchases and redemptions of Shares and Creation Units during such month on a gross transaction basis. The monthly report shall show the Authorized Participant (as hereinafter defined) and amount of each purchase on each Business Day, the net number of Shares either redeemed or purchased on such Business Day, and with respect to each Authorized Participant (as defined in the Authorized Participant Agreement) (“Authorized Participant”) purchasing or redeeming Shares, the amount of Shares / number of Creation Units purchased or redeemed;

(xiv)    Receive from the Distributor (as defined in the Authorized Participant Agreement) or from its agent purchase orders from Authorized Participants for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the applicable Fund and hold such Shares in the account of the Shareholder for each Fund;

(xv)    Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder;

(xvi)    Provide information or reports to the Trust, or such of the compliance personnel of the Sponsor, as may be reasonably requested;

(xvii)    Confirm the name, U.S. taxpayer identification number and principal place of business of each Authorized Participant;

(xviii)    The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvi) above; and

(xix)    Except as otherwise instructed by the Trust, the Bank shall process all transactions in each Fund in accordance with the Trust’s policies and procedures with respect to the proper net asset value to be applied to purchases of Creation Units received in good order from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xviii) above as these policies and procedures are intended to address.

(b)    The Bank will maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions. The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c)    In addition to, and neither in lieu nor in contravention of, the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and distribution disbursing agent including, but not limited to, maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of a Trust, and those services set forth on Schedule A attached hereto, and performing such other services identified in each Authorized Participant Agreement.

(d)    The following shall be delivered to DTC for delivery to beneficial owners in accordance with procedures for book entry only securities of DTC, if applicable:

(i)    Annual reports of the Trust;

(ii)    Proxies, proxy statements and other proxy soliciting materials;

(iii)    Prospectus and amendments and supplements to the Prospectus; and

(iv)    Other communications as may be required by law or as reasonably requested by the Trust.

(e)    The Bank shall provide additional services, if any, on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

(f)    The Bank will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.

(g)    The Bank shall (i) keep all books and records with respect to each Fund’s books of account, (ii) records of each Fund’s securities transactions and (iii) all other books and records as required pursuant to Commodity Futures Trading Commission Regulation 1.31 (“CFTC Regulation 1.31”) in connection with the services provided hereunder and Rule 31a-1 under the Investment Company Act of

1940, as amended, as if the Fund was subject to such requirements, and will maintain those books and records of the Trust and the Funds, and act as the document repository thereof, as required by CFTC Regulation 1.31 and according to its normal retention schedule for such books and records.

(i)    The books and records pertaining to the Trust and the Funds, and other data created and maintained by the Bank as transfer agent for the Trust and Funds, which are in the possession or under the control of BNY Mellon shall be the property of the Trust. The Trust and Authorized Persons shall have access to such books, records and other data at all times during BNY Mellon’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be promptly provided by BNY Mellon to the Trust or to an Authorized Person, at the Trust’s expense.

(ii)    Upon termination or expiration of this Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new service provider. BNY Mellon will promptly deliver to the Trust or to any designated third party all books and records created and maintained by BNY Mellon as well as any books and records maintained but not created by BNY Mellon together with a certification that all such books and records created and maintained by BNY Mellon are accurate and complete. For purposes of clarification, BNY Mellon shall not charge the Trust or any successor service provider any fees or expenses associated with delivering the books and records held by it to the successor service provider.

(h)    The Bank shall perform, on behalf of the Trust, the ETF services listed on Schedule B attached hereto.

2.    Fees and Expenses.

2.1    The Bank shall receive from the Trust such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2    In addition to the fee paid under Section 2.1 above, the Trust will cause the Bank to be reimbursed for such actual out-of-pocket expenses (without markup) as are incurred by the Bank in performing its duties hereunder, as and to the extent set forth in the written fee schedule referred to in Section 2.1 above.

2.3    All fees and reimbursable expenses will be paid within ninety (90) days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3.    Representations and Warranties of the Bank.

The Bank represents and warrants to the Trust that:

(a)    It is a banking company duly organized and existing and in good standing under the laws of the State of New York;

(b)    It is duly qualified to carry on its business in the State of New York and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(c)    It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement;

(d)    This Agreement has been duly authorized, executed and delivered by the Bank and constitutes a valid and legally binding obligation of the Bank, enforceable in accordance with its terms;

(e)    It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(f)    It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal; and

(g)    It has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the availability, security, confidentiality and integrity of, and to prevent unauthorized access to or use of, any and all books, records and information related to the Trust.

4.    Representations and Warranties of the Trust.

The Trust represents and warrants to the Bank that:

(a)    It is duly organized and existing and in good standing under the laws of Delaware, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)    This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms; and

(c)    It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and, without limiting the generality of the foregoing, a registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds has become effective (or will be effective when the Bank first performs services under this Agreement), will remain effective during the term of this Agreement, and appropriate state securities law filings have been made and will continue to be made during the term of this Agreement, with respect to all Shares of the Trust being offered for sale.

5.    Indemnification.

5.1    The Bank agrees to indemnify the Trust, on behalf of each Fund, and agrees to hold the Trust and each Fund harmless from and against any and all costs, expenses, losses, charges, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees and expenses (collectively, “Losses”) sustained or incurred by or asserted against them arising out of the Bank’s own negligence, bad faith or willful misconduct in the performance of this Agreement, including reasonable fees and expenses of counsel incurred in a successful assertion of claims against BNY Mellon; provided however, that the Bank shall not indemnify the Trust for those Losses arising out of the Trust’s own negligence, bad faith or willful misconduct in the performance of this Agreement. This indemnity shall be a continuing obligation of BNY Mellon, its successors and assigns, notwithstanding the termination or expiration of this Agreement. The Bank’s indemnification obligations under this Section 5.1 shall survive termination or expiration of this Agreement.

5.2    The Trust agrees to indemnify the Bank and agrees to hold the Bank harmless from and against any and all Losses sustained or incurred by or asserted against the Bank by reason of or as a result of any action taken or omitted to be taken by the Bank or otherwise arising out of the Bank’s performance of this Agreement, including reasonable fees and expenses of counsel incurred in a defense against any Loss; provided however, that the Trust shall not indemnify the Bank for those Losses arising out of the Bank’s own negligence, bad faith or willful misconduct in the performance of this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. Under no circumstances shall the Trust or any Fund be liable to the Bank or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Trust’s indemnification obligations under this Section 5.2 shall survive termination or expiration of this Agreement. Without limiting the generality of the foregoing, the Trust shall indemnify the Bank against and save the Bank harmless from any Losses, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(a)    Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by or on behalf of the Trust;

(b)    Action or inaction taken or omitted to be taken by the Bank pursuant to instructions without negligence, bad faith or willful misconduct; and

(c)    Any action taken or omitted to be taken by the Bank in good faith in accordance with the written advice or opinion of counsel for the Trust or its own counsel; provided that such advice or opinion of counsel is obtained in accordance with Section 7.6.

6.    Standard of Care and Limitation of Liability.

6.1    In performing all of its duties and obligations hereunder, the Bank shall use the reasonable care and diligence that a professional service provider would observe in these affairs. Except as otherwise provided herein, the Bank shall not be liable for any Losses, incurred by or asserted against the Trust, except those Losses arising out of the Bank’s own negligence, bad faith or willful misconduct. In no event shall the Bank be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement. The Bank shall not be liable for any Losses, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, unless such Losses arise out of the negligence, bad faith or willful misconduct of the Bank, nor shall the Bank be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Bank or any agent of the Bank and which adversely affect the performance by the Bank of its obligations and duties hereunder or by any other agent of the Bank, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

6.2    For purposes of this Agreement, none of the following shall be or be deemed a breach of the Bank’s standard or care:

(a)    The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, or documents which (i) are received by the Bank from the Trust, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b)    The conclusive reliance on, or the carrying out by the Bank of, any instructions or requests of or on behalf of the Trust provided that such instructions or requests are actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered.

(c)    The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7.    Concerning the Bank.

7.1

(a)    The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of an Authorized Person of the Trust, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys in fact, provided that (i) the Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys in fact and (ii) such agents or attorneys in fact shall be liable and agree to indemnify the Trust for any loss or expense arising out of, or in connection with, their actions or omissions to act.

(b)    The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall relieve the Bank from any of its obligations, liabilities or indemnification obligations hereunder.

7.2    The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If the Trust elects to transmit written instructions through an on-line communication system offered by the Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Exhibit B.

7.3     The Bank has established and is maintaining a disaster recovery plan and back-up system that is reasonably designed to ensure the Bank’s continued performance of its obligations and duties under this Agreement (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control and which adversely affects the performance by the Bank in the performance of its obligations and duties under this Agreement, which are not a result of its negligence, bad faith, willful misconduct or reckless disregard of its duties under this Agreement, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation provided that the Bank has established and is maintaining an effective Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4    The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5    The Bank may apply to an officer of the Trust or the designee appointed by him/her in writing to BNY Mellon of the Trust for instructions with respect to any matter arising in connection with the Bank’s performance hereunder for the Trust and its Funds, and the Bank shall not be liable for any action taken or omitted to be taken by it in good faith in conformity with such Instructions and without bad faith or willful misconduct. Such application for instructions shall be made as much in advance as is practicable under the circumstances and shall set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. The Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received instructions from an officer of the Trust or the designee appointed by him/her in writing to BNY Mellon of the Trust in response to such application specifying the action to be taken or omitted.

7.6    The Bank may consult with counsel to the Trust or its own external counsel, at the Trust’s expense, or with its internal counsel, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and shall promptly advise the Trust of the advice or opinion of such counsel, provided, however, that unless the circumstances do not reasonably permit the giving of notice to the Trust, the Bank shall give to the Trust notice of the counsel it intends to use and await the Trust’s approval thereof, which approval shall not be unreasonably withheld, except that no such notice or approval shall be required with respect to any matter or question of law referred solely to the Bank’s in-house counsel, and the Bank shall give prompt after the fact notice where prior notice is not given. The Bank shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the written advice or opinion of either Trust counsel or its own counsel, provided such written advice or opinion is consistent with generally accepted industry legal standards.

7.7    The Bank may act upon any paper or document, actually received by the Bank and reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents actually received by the Bank by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, until such time as the Bank shall have actually received a paper, document, instruction, information, data, records or documents indicating that any such have been revised, amended or superseded.

7.8    Nothing herein shall be deemed to transfer any ownership of one party’s intellectual property or other proprietary rights to the other party. Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.9    Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)    The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b)    The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)    The legality of the declaration of any distribution by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)    The legality of any recapitalization or readjustment of the Shares.

8.    Providing of Documents by the Trust and Transfers of Shares.

8.1    The Trust shall promptly furnish to the Bank with a copy of its Amended and Restated Trust Agreement and all amendments thereto.

8.2    In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3    The Bank shall have no responsibility whatsoever with respect to any beneficial interest in any of the Shares owned by the Shareholder.

8.4

(a)    Except to the extent expressly provided to the contrary in this Section 8.4, each party shall keep confidential any information relating to the other party’s business and operation, the Trust or any Fund, or the securities and/or cash held for the Trust or any Fund (collectively, “Confidential Information”) and shall not disclose the other party’s Confidential Information to any third party. For the avoidance of doubt, except as is reasonably necessary to provide services to the Trust and each Fund, as required by law or regulation, or with the written consent of the Trust, the Bank agrees that it will not disclose Confidential Information to any other division of the Bank and the Bank will not disclose Confidential Information to any parent company, affiliate or subsidiary of the Bank except to the extent set forth in sub-section (b) hereof. Confidential Information shall include, but not be limited to, (a) any data or information that is competitively sensitive material or otherwise not generally known to the public, including, but not limited to, information about product plans, product concepts, product structure, portfolio management strategies, tax strategies, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or the Bank and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or the Bank a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated by the disclosing party as Confidential Information. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (i) it is necessary for the Bank to release such information in connection with the provision of services under this Agreement provided that the recipient of such Confidential Information is subject to a duty of confidentiality; (ii) such Confidential Information at the time of disclosure is in the public domain; (iii) such Confidential Information is learned by the receiving party from a third party unless the receiving party knew or should have known that such third party owed a duty of confidentiality to the disclosing party; (iv) such Confidential Information is known to or developed by the receiving party independently of information disclosed by the other party under this Agreement; or (v) it is requested or required to be disclosed pursuant to a subpoena, applicable law, regulation or judicial or regulatory process (each such disclosure, a “Required Disclosure”). Other than with respect to supervisory examinations of the Bank by its regulators, the Bank agrees, where the circumstances reasonably permit, and to the extent permitted by law, to provide the Trust with prior notice of any Required Disclosure promptly upon receipt of such request or requirement. The Bank acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information (“Portfolio Information”) with respect to the Trust. The Bank agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 8.4, the Bank will keep confidential the Trust’s Portfolio Information and will not disclose the Trust’s Portfolio Information other than pursuant to a written instructions; provided that without the need for such a written instructions and notwithstanding any other provision of this Section 8.4 to the contrary, the Trust’s Portfolio Information may be disclosed to third party pricing services which are engaged by the Bank in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information and to the Trust’s regulators. The provisions of this Section 8.4 shall survive termination or expiration of this Agreement.

(b)    The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Notwithstanding the foregoing confidentiality obligations of sub-section (a) of this Section, solely in connection with the Centralized Functions, (i) the Trust, on behalf of each Fund consents to the disclosure of and authorizes the Bank to disclose information regarding the Fund (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the Trust’s officers and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, and may use such aggregated data in regulatory reports, in marketing materials prepared for the BNY Mellon Group’s shareholders, other clients, or potential clients, to monitor and enhance its service offerings, and to develop new products and services, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing.

8.5    In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person, with prior notice to the Trust, whenever it is advised by counsel retained by the Bank, at its own expense, that it may be held liable for the failure to exhibit the Shareholder records to such person; provided that the Bank acts in conformity with the advice or opinion of such counsel; and provided further that such advice or opinion of counsel is obtained in accordance with Section 7.6.

9.    Termination of Agreement.

9.1    The term of this Agreement shall be three (3) years (the “Initial Term”), commencing October 1, 2018 and shall automatically renew for additional one-year terms (each, a “Renewal Term”) unless earlier terminated as provided below:

(a)    Beginning on the first day of the second year of this Agreement, the Trust may terminate this Agreement at any time upon at least ninety (90) days’ prior written notice to the Bank at its address set forth in Section 16 hereof.

(b)    Either party hereto may terminate this Agreement in the event the other party breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days of receipt of such notice.

(c)    Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 9.1(c) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

9.2    Should the Trust exercise its right to terminate this Agreement for any reason other than one of the events specified in 9.1(b) or 9.1(c), all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

9.3    Termination of this Agreement with respect to one Fund shall not constitute a termination of this Agreement with respect to the other Funds.

9.4    The terms of Section 2 (with respect to fees and expenses incurred prior to termination), Section 5, Section 6 and Section 8.4 shall survive any termination or expiration of this Agreement and shall be a continuing obligation of each party, its successors and assigns.

10.    Additional Series.

In the event that the Trust establishes one or more additional series with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and such additional series shall automatically become Funds hereunder as of the date specified in such notice.

11.    Assignment.

11.1    Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it so long as the assignee or transferee agrees to be bound by all terms of this Agreement in place of the assigning party, and, with respect to the Bank, such assignment or transfer does not impair the provision of services under this Agreement in any material respect.

11.2    This Agreement shall extend to, inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

12.    Severability and Beneficiaries.

12.1    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

12.2    All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Bank, the Trust and the Sponsor and none of any Authorized Participant, the Distributor, any Shareholder or beneficial owner of any Shares or any other person or entity shall be or be deemed a third party beneficiary of this Agreement.

13.    Amendment.

This Agreement may not be amended, changed or modified in any manner except by a written agreement executed by both parties.

14.    New York Law to Apply.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and the Bank each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust and the Bank each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement to the fullest extent permitted by law.

15.    Merger of Agreement.

This Agreement and any related fee agreement constitutes the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

16.    Notices.

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by a nationally recognized overnight courier as follows:

If to the Bank:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, NY 11217

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

225 Liberty Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

If to the Trust:

ProShares Trust II

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Attention: General Counsel, ProShares Capital Management

with a copy to:

ProShares Trust II

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Attention: Principal Executive Officer

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

17.    Limitation of Liability of the Sponsor and Shareholders.

It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, officers, employees or agents of the Trust or ProShare Capital Management LLC (the “Sponsor”) personally, but shall bind only the trust property of the Trust, as provided in its Amended and Restated Trust Agreement. The execution and delivery of this Agreement has been authorized by the Sponsor and signed by an officer of the Trust, acting as such, and neither such authorization by the Sponsor nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Amended and Restated Trust Agreement. The provisions of this Section 17 shall survive termination or expiration of this Agreement.

18.    Delivery of SSAE-18.

The Bank shall provide the Trust with a summary of the results of its latest SSAE-18 or equivalent control audit prepared by the Bank’s external auditors. Annually, the Bank will participate in the Trust’s reasonable information security questionnaire processes. The Trust may view the Bank’s security-related policies and procedures; however, no documentation relating thereto may be copied, shared, transmitted or removed from the Bank premises, except as mutually agreed. The parties shall mutually agree upon a convenient time and place for such meeting. Not more than once each year, and subject to the Bank’s reasonable security requirements and availability of personnel, the Bank will at the Trust’s request arrange a tour of the Bank’s data processing facilities for the Trust’s subject matter experts. The Bank will also, subject to its reasonable security requirements, permit site visits of its data processing facilities by governmental agencies with regulatory authority over the Trust. In the event that the Trust identifies any control deficiencies, the Bank will discuss such findings with the Trust and if appropriate the parties shall work together to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to the Trust in accordance with this Section shall be deemed proprietary and confidential information of the Bank. The Trust shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating the Bank’s security controls, except that the Trust may disclose the Bank’s SSAE-18 summary to the Trust’s external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information. The Bank shall be reimbursed for any costs and expenses incurred in connection with any review of the Bank’s security controls.

19.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

20.    Several Obligations.

The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund, or the Trust on behalf of another Fund, and that the Trust has executed one instrument for convenience only.

21.    No Waiver.

Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

[Signature page follows.]

IN WITNESS WHEREOF, the Trust and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

PROSHARES TRUST II

By:

Name:
Title:
Date:

THE BANK OF NEW YORK MELLON

By:

Name:
Title:
Date:

APPENDIX A

Funds

1.	ProShares Short Euro

2.	ProShares Short VIX Short-Term Futures ETF

3.	ProShares Ultra Bloomberg Crude Oil

4.	ProShares Ultra Bloomberg Natural Gas

5.	ProShares Ultra Euro

6.	ProShares Ultra Gold

7.	ProShares Ultra Silver

8.	ProShares Ultra VIX Short-Term Futures ETF

9.	ProShares Ultra Yen

10.	ProShares UltraPro 3x Crude Oil ETF

11.	ProShares UltraPro 3x Short Crude Oil ETF

12.	ProShares UltraShort Australian Dollar

13.	ProShares UltraShort Bloomberg Crude Oil

14.	ProShares UltraShort Bloomberg Natural Gas

15.	ProShares UltraShort Euro

16.	ProShares UltraShort Gold

17.	ProShares UltraShort Silver

18.	ProShares UltraShort Yen

19.	ProShares VIX Mid-Term Futures ETF

20.	ProShares VIX Short-Term Futures ETF

21.	ProShares Bitcoin ETF

22.	ProShares Short Bitcoin ETF

SCHEDULE A

Books and Records To Be Maintained By The Bank (as applicable)

•	Source Documents requesting Creations and Redemptions

•	Correspondence/AP Inquiries

•	Reconciliations, bank statements, copies of canceled checks, cash proofs

•	Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

•	Distribution Records

•	Year-end Statements and Tax Forms

Transfer Agency Services

Issuance and Redemption of Unit Baskets

•

Pursuant to such purchase orders that the Bank as the transfer agent shall receive from distributor and pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Funds, the Bank shall transfer appropriate trade instructions to the Funds’ custodian and pursuant to such orders register the appropriate number of book entry only the Funds’ Units in the name of The Depository Trust Company (“DTC”) or its nominee as a unit holder of the Funds and deliver the Basket of Units of the Funds.

•

Pursuant to such redemption orders that the Bank as transfer agent shall receive from the Distributor, pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Funds, the Bank shall transfer appropriate trade instructions to the Custodian and, pursuant to such orders, redeem the appropriate number of the Funds’ Units that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Units from the account of the Authorized Participant on the register of the Funds.

•

On behalf of the Funds, the Bank shall issue the Funds’ Units in Creation Baskets for settlement with purchasers through DTC as the purchaser in authorized to receive. Beneficial ownership of the Funds’ Units shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Bank. In issuing the Funds’ Units through DTC to an Authorized Participant, the Bank shall be entitled to rely upon the latest Instructions that are received from the Distributor by the Bank as transfer agent concerning the issuance and delivery of such Units for settlement.

•

The Bank shall not issue on behalf of the Funds any of the Funds’ Units where it has received an Instruction from the Funds or Distributor or written notification from any federal or state authority that the sale of the Funds’ Units has been suspended or discontinued, and the Bank shall be entitled to rely upon such Instructions or written notification.

•

Upon the issuance of the Funds’ Units as provided herein, the Bank shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Funds’ or the Distributor in connection with such issuance.

•	The Funds’ Units may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and the Bank shall duly process all redemption requests.

•

The Bank will act only upon Instruction from the Funds and/or the Sponsor in addressing any failure in the delivery of cash, treasuries and/or Units in connection with the issuance and redemption of the Funds’ Units.

•	Periodic assistance on Investor domestic and international tax inquiries and access to the network Management reports and updates.

Recordkeeping

•	Record the issuance of the Funds’ Creation Baskets and maintain a record of the total number of the Funds’ Creation Baskets that are authorized, issued and outstanding.

SCHEDULE B

ETF SERVICES

The Bank shall provide the following ETF services, as applicable:

Daily calculation of standard basket based on index information or sponsor supplied portfolio file

•	Custom or industry standard cash component calculation

•	Custom or industry standard cash flattening capability

As needed calculation of restricted security custom baskets

As needed calculation of true custom baskets for tax-management purposes (based on sponsor supplied weights)

File dissemination to Client, Exchange, Indicative NAV Agent and NSCC for broadcast purposes

Basket revaluation and file dissemination for settlement purposes

ETF Interface – On-line Access for APs and Distributor to facilitate Creation/Redemption order processing activity.

Monitor ETF shares sold and track relative to value registered with SEC

EXHIBIT A

Form of Authorized Participant Agreement

PROSHARES TRUST II

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”), dated as of                     , is entered into by and among                      (the “Authorized Participant”), ProShares Trust II, a Delaware statutory trust (the “Trust”) and ProShare Capital Management LLC, a Maryland limited liability company, as sponsor of the Trust (the “Sponsor”).

SUMMARY

As provided in the Trust Agreement of the Trust, as amended (the “Trust Agreement”) as currently in effect and described in the applicable Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed by the Sponsor for an Authorized Participant in aggregations of between twenty-five thousand (25,000) and fifty thousand (50,000) Shares (each aggregation, a “Creation Unit”). Creation Units are offered only pursuant to registration statements of the Trust, as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the Trust (collectively, the “Registration Statements”) together with the prospectuses of the Trust (each a “Prospectus” and collectively, the “Prospectuses”) included therein. Under the Trust Agreement, the Sponsor is authorized to issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository, and only in exchange for cash. This Agreement and the Procedures (defined below) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units.

Because new Shares can be created and issued on an ongoing basis, at any point during the valid existence of the Trust, a “distribution,” as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the applicable Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting Orders (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement or Authorized Participant Procedures Handbook set forth in Attachment A hereto (the “Procedures”).

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders for the Sponsor (or its agent) to create or redeem one or more Creation Units, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the Procedures described in Attachment A, as each may be amended, modified or supplemented from time to time.

Section 2. Status, Representations and Warranties of the Parties.

(a)	The Authorized Participant represents and warrants and covenants the following:

(i)    The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized

Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(ii)    Unless Section 2(a)(iii) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) if it is a FINRA member, to the extent the foregoing relates to the Authorized Participant’s transactions in and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(iii)    If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(a)(ii) above, the Authorized Participant will, in connection with such offers and sales, (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery and other requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

(iv)    The Authorized Participant has policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

(v)    The Authorized Participant acknowledges that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, it and any other participant in the distribution of the Shares purchased by the Authorized Participant may have an obligation to comply with the prospectus delivery requirements under the Commodity Exchange Act (the “CEA”). The Sponsor agrees that if it becomes aware of any new delivery or disclosure requirement under the 1933 Act or the CEA relating to Shares, other than the current obligation to deliver the applicable Prospectus, it shall use reasonable efforts to advise the Authorized Participant of such requirement(s).

(vi)    The Authorized Participant agrees not to enforce against the Trust and Sponsor any patent rights with respect to the business of the Trust. For avoidance of doubt, this provision will only be effective during time periods in which the Agreement is in effect and shall not survive termination thereof.

(b)	The Sponsor represents and warrants that on the date hereof and at each time of purchase by the Authorized Participant of a Creation Unit from the Trust (each such time, the “Time of Purchase”), that:

(i)    on the effective date of each Registration Statement and at each Time of Purchase, the Trust’s applicable Registration Statement shall be effective and no stop order of the SEC with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor’s knowledge, will then be contemplated by the SEC; the applicable Registration Statement complied when it became effective and complies at the Time of Purchase in all material respects with the requirements of the 1933 Act, and the applicable Prospectus complied as of its date, and complies at the Time of Purchase, in all material respects with the requirements of the 1933 Act; and the conditions to the use of Form S-1 or Form S-3, as applicable, have been satisfied; the applicable Registration Statement did not when it became effective and does not at the Time of Purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the applicable Prospectus did not, as of its date and does not at the Time of Purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, the documents comprising the applicable Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in a Registration Statement, a Prospectus or a Disclosure Package in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use therein. The “Disclosure Package” is the applicable Prospectus and any amendments and supplements thereto at the Time of Purchase and any free writing prospectus as defined in Rule 405 of the 1933 Act (a “FWP”) prepared by, for or on behalf of the Sponsor before the Time of Purchase and intended for general distribution;

(ii)    the Shares, when issued and delivered against payment of consideration therefor, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(iii)    the Sponsor has been duly organized and, on the effective date of a Registration Statement and at each Time of Purchase, will be validly existing as a limited liability company in good standing under the laws of the State of Maryland, with full power and authority to act as the sponsor of the Trust as described in the applicable Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(iv)    at the time the Sponsor makes an offer of Shares following the filing of the Registration Statement, neither the Trust nor the Sponsor will be an “ineligible issuer” as defined in Rule 405 of the 1933 Act; and

(v)    the Sponsor shall provide to the Authorized Participant copies of the applicable then current Prospectus and any printed supplemental information in reasonable quantities upon request, the Sponsor will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus is available, the Sponsor will deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to customers or in response to the Authorized Participant’s reasonable request, the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than the effective date thereof, and the Sponsor will be deemed to have complied with this paragraph when the Authorized Participant has received such revised, supplemented or amended Prospectus at the address indicated below the signature line of the Authorized Participant in such number of hard copies as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers or as it may have reasonably requested.

(c)	The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, agrees:

(i)    to endeavor, upon receipt of request from the Authorized Participant therefore, to file a post-effective amendment to a Registration Statement removing any reference to the Authorized Participant thereunder; and

(ii)    to advise the Authorized Participant promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to a Registration Statement or a Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of a Registration Statement, and, if the SEC should enter a stop order suspending the effectiveness of a Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

Section 3. Orders.

(a)    All orders to create or redeem Creation Units shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Sponsor may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Creation Units which are not related to the Procedures, and the Authorized Participant will comply with such procedures of which it has received notice delivered in accordance with Section 16(c) within a commercially reasonable time following receipt of such notice.

(b)    The Authorized Participant acknowledges and agrees that each order to create a Creation Unit (a “Purchase Order”) and each order to redeem a Creation Unit (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) delivered to the Sponsor, or the Sponsor’s designee, may not be revoked by the Authorized Participant after the specified Cut-off Time for the applicable Fund.

(c)    The Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the NYSE Arca, BATS Exchange, NYSE, CME, CBOT, ICI/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(d)    The Sponsor, or its designee, also shall have the absolute right, but shall have no obligation, to reject any Purchase Order (i) determined by the Sponsor, or its designee, not to be in proper form; (ii) that the Sponsor, or its designee, has determined would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which could, in the opinion of counsel to the Sponsor be unlawful; or (iv) if circumstances outside the control of the Sponsor, or its designee, make it for all practical purposes not feasible to process creations of Creation Units. The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order.

(e)    The Sponsor, or its designee, shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations, and the Sponsor, or its designee, shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(f)    The Sponsor may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, for any period during which any of the NYSE Arca, BATS Exchange,

NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities: (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (ii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(g)    The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. In the event that the Sponsor, the Trust, or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the Sponsor, the Trust, or any of their affiliated persons, as the case may be, agrees to furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation. The Sponsor, the Trust, and their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except the Sponsor and the Trust may disclose to a regulatory or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Authorized Participant.

Section 4. Fees. To compensate the administrator for services in processing the creation and redemption of Creation Units and to reimburse the Trust for transaction-related expenses, an Authorized Participant is required to pay a fixed transaction fee of $500 per order to create or redeem Creation Units and a variable transaction fee of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee may be waived or otherwise adjusted by the Sponsor and the Sponsor agrees to provide the Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee.

Section 5. Authorized Persons. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor, or its designee, a certificate, duly certified as appropriate by its secretary or other duly authorized official, in the form of Exhibit A, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor, or its designee, receives a superseding certificate bearing a subsequent date and duly certified as described above. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor and such notice shall be effective upon receipt by the Sponsor. The Sponsor shall issue, or caused to be issued, to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Sponsor.

Section 6. Redemption. The Authorized Participant represents and warrants that it will not initiate a Redemption Order (as described in the Procedures) with the Sponsor for the purpose of redeeming a Creation Unit unless (i) it owns outright or has the right or authority to tender for redemption the Creation Units to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which, under the circumstances, would preclude the delivery of such Creation Units to the Sponsor on the third Business Day following the Redemption Order Date. A “Business Day” means any day other than a day when any of the BATS Exchange, the New York Stock Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, IntercontinentalExchange/New York Board of Trade, the London Metal Exchange or the New York Mercantile Exchange is closed for regular trading.

Section 7. Role of Authorized Participant.

(a)    The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall have no authority to act as agent for the Trust or the Sponsor in any matter or in any respect.

(b)    The Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Sponsor or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c)    The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with a Prospectus.

(d)    The Authorized Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist the Sponsor in ascertaining certain information regarding sales of Shares made by or through the Authorized Participant upon request of the Trust or the Sponsor that is necessary for the Trust to comply with its obligations to distribute information to its shareholders under applicable state or federal securities laws; provided that consistent with market practice, the Authorized Participant may undertake to deliver prospectuses, proxy material, annual and other reports of the Trust or other similar information that the Trust is obligated to deliver to its shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust or the Sponsor of sufficient quantities to allow mailing thereof to such customers. The Sponsor agrees that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings related to the Trust referred to in this Section 7(d) of this Agreement.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Sponsor, its respective direct or indirect affiliates (as defined below) and its respective directors, sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of: (i) any breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and rules and regulations of self-regulatory organizations to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s adherence to instructions given or representations made by the Sponsor or any AP Indemnified Party, as applicable; (iv) any actions of such AP Indemnified Party in reasonable reliance upon any instructions issued by the Authorized Participant in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Trust in accordance with the terms of Section 5 hereto; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified

Party or the Trust that is not consistent with the Trust’s applicable then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the applicable Prospectus, in light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

(b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization; (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant or otherwise approved in writing by the Trust; (v) actions of such Sponsor Indemnified Party in reasonable reliance upon any instructions issued or representations made by the Sponsor or the Trust in accordance with this Agreement or Attachment A hereto reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the Trust; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in the applicable Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the applicable Registration Statement or the applicable Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Party in the suit and who shall not, except with the consent of the Sponsor Indemnified Party, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.

(c) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

(d) The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceedings or litigation against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the applicable Registration Statement or the applicable Prospectus.

Section 9. Liability.

(a)    Limitation of Liability. Neither the Sponsor nor the Authorized Participant shall be liable to each other or to any other person for any damages arising out of any mistake or error in data provided to any of them by a third party or out of any interruption or delay in the electronic means of communications used by them.

(b)    Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Creation Unit made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon upon reasonable notice thereof; provided, however, that the Authorized Participant shall not indemnify the Trust or the Sponsor for any tax or charge or any penalties, additions to tax or interest thereon to the extent that such payments result from the Sponsor’s, the Trust’s, or their designee’s willful misconduct, negligence, or bad faith.

Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectuses of the Trust, and represents that it has reviewed and understands such documents. The Sponsor and the Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectuses of the Trust, the Trust Agreement, and the Procedures.

Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a)(i); (ii) upon written notice to the Authorized Participant by the Sponsor in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 16(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties hereto with respect to the subject matter contained herein.

Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a)    The Authorized Participant represents, warrants and covenants that (i) it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the applicable then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party that are inconsistent with the Trust’s applicable then-current Prospectus. Copies of the applicable then-current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b)    Notwithstanding the foregoing or anything to the contrary in this Agreement, the Authorized Participant and its affiliates may without the written approval of the Sponsor or the Trust prepare and circulate in the regular course of their businesses research, sales literature, reports, and other similar materials that include information, opinions or recommendations relating to the Shares, provided that such research, reports, sales literature and other similar materials comply with applicable NASD rules (or with comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules).

(c)    The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor, or its designee, may deliver the applicable then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to                         (or to such other address as may be provided by the Authorized Participant from time to time) in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d)    For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the applicable Prospectus included within the applicable Registration Statement entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Fund qualifies and the Sponsor in its sole discretion elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the applicable Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and in its sole discretion elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

Section 13. Certain Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:

(a)    to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(b)    to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the applicable Registration Statement or the applicable Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the applicable Registration Statement or the applicable Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed; and

(c)    to cause the Trust to file a post-effective amendment to the applicable Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust’s reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

Section 14. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire or communication facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 15. Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Sponsor. If the Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

Section 16. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 16(c) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any ProShares Trust II Authorized Participant Agreement (other than this Agreement), the Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Sponsor. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder to the Distributor or the Administrator by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement. If this Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the parties to this Agreement, it shall be subject to immediate termination upon written notice by the terminating party delivered in accordance with Section 16(c) of this Agreement.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Survival. Sections 8 (Indemnification) and 17 (No Promotion) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

Section 17. No Promotion. Except as provided in Section 12(d) of this Agreement, each of the Trust and the Sponsor agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

PROSHARE CAPITAL MANAGEMENT LLC
Sponsor of ProShares Trust II

By:

Name:
Title:

PROSHARES TRUST II

By:

Name:
Title:

[NAME OF AUTHORIZED PARTICIPANT]

By:

Name:
Title:

EXHIBIT A

PROSHARES TRUST II

AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the ProShares Trust II Authorized Participant Agreement.

Authorized Participant:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Certified By:
Name:
Title:
Date:

EXHIBIT B

Terms and Conditions For On-line Communications System

These Electronic Access Terms and Conditions (the “Terms and Conditions”) set forth the terms and conditions under which The Bank of New York Mellon Corporation and/or its subsidiaries or joint ventures (collectively, “BNY Mellon”) will provide the entities and its (their) affiliates listed on Schedule A (“You” and “Your”) with access to and use of BNY Mellon’s electronic information delivery site known as “BNY Mellon Connect” and/or other BNY Mellon-designated access portals (“Electronic Access”). Access to and use of Electronic Access by You is contingent upon and is in consideration for Your compliance with the terms and conditions set forth below. Electronic Access includes access to BNY Mellon web sites accessible via BNY Mellon Connect and/or other BNY Mellon-designated access portals (“Sites”), pursuant to which You are able to access products and services provided by BNY Mellon as well as data regarding Your accounts. You may amend Schedule A by delivering a revised version to BNY Mellon.

Any particular product or service accessed by You through Electronic Access may be subject to the Custody Agreement,             , 2018 between ProShares Trust II and The Bank of New York Mellon (the “Services Agreement”). In addition, terms and conditions and restrictions with respect to any particular product or service accessed through Electronic Access (such as privacy and internet security matters), together with any disclaimers related to the specific products or services, may be set forth on the Sites (hereinafter referred to as “Terms of Use”) and are applicable to such products and services. You agree to the Terms and Conditions. By any of Your Users accessing the Sites, and the products and services available through Electronic Access, You agree to any Terms of Use and acknowledge and accept any disclaimers and disclosures included on the Sites and the restrictions concerning the use of proprietary data provided by Information Providers (as defined below) that are posted on the Data Terms Web Site (as defined below). For the avoidance of doubt, the execution of these Terms and Conditions will not alter or amend or otherwise affect the Services Agreement whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

1.	Access Administration:

a.

To facilitate access to Electronic Access, You will furnish BNY Mellon with a written list of the names, and the extent of authority or level of access, of persons You are authorizing to access the Sites, products and services and to use the Electronic Access (“Authorized Users”) on a read-only basis. In addition, You may also designate Authorized Users who will have authority to enter transactions and provide instructions to BNY Mellon that cause a change in or have an impact on assets held by BNY Mellon for Your accounts (“Authorized Transactional Users”). Where appropriate, Authorized Users and Authorized Transactional Users are collectively referred to herein as “Users.” If You wish to allow any third party (such as an investment manager, consultant or third party service provider) or any employee of a third party to have access to Your account information through Electronic Access and be included as a “User” under these Terms and Conditions, You may designate a third party or employee of a third party as an Authorized User or Authorized Transactional User under these Terms and Conditions and any such third party or employee of a third party so designated by You (and, if a third party is so designated, any employee of such third party designated by such third party) will be included within the definition of Authorized User, Authorized Transactional User, and User as appropriate.

b.

Upon BNY Mellon’s approval of Users (which approval will not be unreasonably withheld), BNY Mellon will send You a user-id, temporary password and, where applicable, a security identification device for each User. You will be responsible for providing to Users the user-ids, temporary passwords and, where applicable, secure identification devices. You will ensure that any User receiving a secure identification device returns such device immediately following the termination of the User’s authorization to access the products and services for which the secure identification device was provided to such User. You are solely responsible for Users’ access to Electronic Access, and You and Users are solely responsible for the confidentiality of the user-ids and passwords and secure identification devices that are provided to them and will remain responsible for each secure identification device until it is returned to BNY Mellon. You, on behalf of You and Your affiliates, acknowledge and agree that, BNY Mellon will have no duty or obligation to verify or confirm the actual identity of the person who accessed Electronic Access using a validly issued user-id and password (and, where applicable, security identification device) or that the person who accessed Electronic Access using such validly issued user-id and password (and, where applicable, security identification device) is, in fact, a User (whether an Authorized User or an Authorized Transactional User).

c.

You shall not, and shall not permit any User or third party to, breach or attempt to breach any security measures used in connection with Electronic Access or Proprietary Software. Any attempt to circumvent or penetrate any application, network or other security measures used by BNY Mellon or its suppliers in connection with Electronic Access is strictly prohibited.

d.

You are also solely responsible for ensuring that all Users comply with these Terms and Conditions and any Terms of Use included on the Sites, the Services Agreement for each product or service accessed through the Sites and their associated services and all applicable terms and conditions, restrictions on the use of such products and services and data obtained through the use of Electronic Access. BNY Mellon reserves the right to prohibit access or revoke the access of any User to Electronic Access whom BNY Mellon determines has violated or breached these terms and conditions or any Terms of Use on a Site accessed by the User, including the Data Terms Web Site (as defined below), or whose conduct BNY Mellon reasonably determines may constitute a criminal offense, violate any applicable local, state, national, or international law or constitute a security risk for BNY Mellon, a BNY Mellon’s third party supplier (“BNY Mellon’s Supplier”), BNY Mellon’s clients or any Users of Electronic Access. BNY Mellon may also terminate access to all Users following termination of all services agreements between You and BNY Mellon.

2.

Proprietary Software: Depending upon the products and services You elect to access through Electronic Access, You may be provided software owned by BNY Mellon or licensed to BNY Mellon by a BNY Mellon Supplier (“Proprietary Software”). You are granted a limited, non-exclusive, non-transferable license to install the Proprietary Software on Your authorized computer system (including mobile devices registered with BNY Mellon) and to use the Proprietary Software solely for Your own internal purposes in connection with Electronic Access and solely for the purposes for which it is provided to You. You and Your Users may make copies of the Proprietary Software for backup purposes only, provided all copyright and other proprietary information included in the original copy of the Proprietary Software are reproduced in or on such backup copies. You shall not reverse engineer, disassemble, decompile or attempt to determine the source code for, any Proprietary Software. Any attempt to circumvent or penetrate security of the Electronic Access is strictly prohibited.

3.	Use of Data:

a.

Electronic Access may include information and data that is proprietary to the providers of such information or data (“Information Providers”) or may be used to access Sites that include such information or data from Information Providers. This information and data may be subject to restrictions and requirements which are imposed on BNY Mellon by the Information Providers and which are posted on http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor web site of which You are provided notice from time to time (the “Data Terms Web Site”). You will be solely responsible for ensuring that Users comply with the restrictions and requirements concerning the use of proprietary data that are posted on the Data Terms Web Site.

b.

You consent to BNY Mellon, its affiliates and BNY Mellon’s Suppliers disclosing to each other and using data received from You and Users and, where applicable, Your third parties in connection with these Terms and Conditions (including, without limitation, client data and personal data of Users) (1) to the extent necessary for the provision of Electronic Access; (2) in order for BNY Mellon and its affiliates to meet any of their obligations under these Terms and Conditions to provide Electronic Access; or (3) to the extent necessary for Users to access Electronic Access.

c.

In addition, You permit BNY Mellon to aggregate data concerning Your accounts with other data collected and/or calculated by BNY Mellon. BNY Mellon will own such aggregated data, but will not distribute the aggregated data in a format that identifies You or Your data.

4.	Ownership and Rights:

a.

Electronic Access, including any database, any software (including for the avoidance of doubt, Proprietary Software) and any proprietary data, processes, scripts, information, training materials, manuals or documentation made available as part of the Electronic Access (collectively, the “Information”), are the exclusive and confidential property of BNY Mellon and/or BNY Mellon’s suppliers. You may not use or disclose the Information except as expressly authorized by these Terms and Conditions. You will, and will cause Users and Your third parties and their users, to keep the Information confidential by using the same care and discretion that You use with respect to Your own confidential information, but in no event less than reasonable care.

b.	The provisions of this paragraph will not affect the copyright status of any of the Information which may be copyrighted and will apply to all Information whether or not copyrighted.

c.

Nothing in these Terms and Conditions will be construed as giving You or Users any license or right to use the trade marks, logos and/or service marks of BNY Mellon, its affiliates, its Information Providers or BNY Mellon’s Suppliers.

d.

Any Intellectual Property Rights and any other rights or title not expressly granted to You or Users under these Terms and Conditions are reserved to BNY Mellon, its Information Providers and BNY Mellon’s Suppliers. “Intellectual Property Rights” includes all copyright, patents, trademarks and service marks, rights in designs, moral rights, rights in computer software, rights in databases and other protectable lists of information, rights in confidential information, trade secrets, inventions and know-how, trade and business names, domain names (including all extensions, revivals and renewals, where relevant) in each case whether registered or unregistered and applications for any of them and the goodwill attaching to any of them and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world.

5.	Reliance:

a.

BNY Mellon will be entitled to rely on, and will be fully protected in acting upon, any actions or instructions associated with a user-id or a secure identification device issued to a User until such time BNY Mellon receives actual notice in writing from You of the change in status of the User and receipt of the secure identification device issued to such User. You acknowledge that all commands, directions and instructions, including commands, directions and instructions for transactions issued by a User are issued at Your sole risk. You agree to accept full and sole responsibility for all such commands, directions and instructions and that BNY Mellon, will have no liability for, and you hereby release BNY Mellon from, any losses, liabilities, damages, costs, expenses, claims, causes of action or judgments (including attorney’s fees and expenses) (collectively “Losses”) incurred or sustained by you or any other party in connection with or as a result of BNY Mellon’s reliance upon or compliance with such commands, directions and instructions.

b.

All commands, directions and instructions involving a transaction entered by an Authorized Transactional User will be treated as an authorized instruction under the applicable Services Agreement(s) between You and BNY Mellon covering accounts, products and services and products provided by BNY Mellon with respect to which Electronic Access is being used whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

6.	Disclaimers:

a.

Although BNY Mellon uses reasonable efforts to provide accurate and up-to-date information through Electronic Access, BNY Mellon, its Content Providers and Information Providers make no warranties or representations under these Terms and Conditions as to accuracy, reliability or comprehensiveness of the content, information or data accessed through Electronic Access. Without limiting the foregoing, some of the content on Electronic Access may be provided by sources unaffiliated with BNY Mellon (“Content

Providers”) and by Information Providers. For that content BNY Mellon is a distributor and not a publisher of such content and has no control over it. Information provided by Information Providers has not been independently verified by BNY Mellon and BNY Mellon makes no representation as to the accuracy or completeness of the content or information provided. Any opinions, advice, statements, services, offers or other information given or provided by Content Providers and Information Providers (including merchants and licensors) are those of the respective authors of such content and not that of BNY Mellon. BNY Mellon will not be liable to You or Users for such content or information in any way nor for any action taken in reliance on such information nor for direct or indirect damages resulting from the use of such information. For purposes of these Terms and Conditions, all information and data, including all proprietary information and materials and all client data, provided to You through Electronic Access are provided on an “AS-IS”, “AS AVAILABLE” basis.

b.

BNY Mellon makes no guarantee and does not warrant that Electronic Access or the information and data provided through the Electronic Access are or will be virus-free or will be free of viruses, worms, Trojan horses or other code with contaminating or destructive properties. BNY Mellon will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.

c.

Some Sites accessed through the use of Electronic Access may include links to websites provided by parties that are not affiliated with BNY Mellon (“Third Party Websites”). BNY Mellon will not be liable to any person for the content found on such Third Party Websites. BNY Mellon will not be responsible for Third Party Websites that collect information from parties who visit their web sites through links on the Sites. BNY Mellon will not be liable or responsible for any loss suffered by any person as a result of their use of any Third Party Websites that are linked to the BNY Mellon Sites.

d.

BNY Mellon retains complete discretion and authority to add, delete or revise in whole or in part Electronic Access, including its Sites, and to modify from time to time any Proprietary Software provided in conjunction with the use of Electronic Access and/or any of the Sites. To the extent reasonably possible, BNY Mellon will provide notice of such modifications. BNY Mellon may terminate immediately and without advance notice, and without right of cure, any portion or component of Electronic Access or the Sites.

e.

TO THE FULLEST EXTENT PERMITTED BY LAW, THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NO WARRANTY OF QUALITY AND NO WARRANTY OF TITLE OR NONINFRINGEMENT. THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ELECTRONIC ACCESS, THE SITES, ANY PROPRIETARY SOFTWARE, INFORMATION, MATERIALS OR CLIENT DATA.

Notwithstanding the prior paragraph, The Bank of New York Mellon or an Affiliate designated by it will defend, indemnify, and hold harmless You against any and all claims, demands, actions, suits, or proceedings (“Disputes”) asserting that Electronic Access or the Proprietary Software infringe plaintiff(s)’s patent, copyright, or trade secret and BNY Mellon will pay any amounts agreed to by BNY Mellon in a settlement and damages finally awarded by a court of competent jurisdiction, in a Dispute commenced against You based on a claim that Electronic Access or the Proprietary Software infringe plaintiff(s)’s patent, copyright, or trade secret. You agree to (i) notify BNY Mellon promptly of any such action or claim (except that the failure to so notify BNY Mellon will not limit BNY Mellon’s obligations hereunder except to the extent that such failure prejudices BNY Mellon); (ii) grant BNY Mellon or its designated Affiliate full and exclusive authority to defend, compromise or settle such claim or action; and (iii) provide BNY Mellon or its designated Affiliate all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations will not apply, however, to any claim or action arising from (i) use of the Proprietary Software Information or Electronic Access in a manner not authorized under these Terms and Conditions, the Terms of Use, or the Data Terms Web Site; or (ii) use of the Proprietary Software or Electronic Access in combination with other software or services not supplied by BNY Mellon.

7.	Limitation of Liability:

a.

IN NO EVENT WILL BNY MELLON, BNY MELLON’S SUPPLIERS OR ITS CONTENT PROVIDERS OR INFORMATION PROVIDERS BE LIABLE TO YOU OR ANYONE ELSE UNDER THESE TERMS AND CONDITIONS FOR ANY LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES

INCLUDING BUT NOT LIMITED TO, ANY DIRECT DAMAGES, CONSEQUENTIAL DAMAGES, RELIANCE DAMAGES, EXEMPLARY DAMAGES, INCIDENTAL DAMAGES, SPECIAL DAMAGES, PUNITIVE DAMAGES, INDIRECT DAMAGES OR DAMAGES FOR LOSS OF PROFITS, GOOD WILL, BUSINESS INTERRUPTION, USE, DATA, EQUIPMENT OR OTHER INTANGIBLE LOSSES (EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) THAT RESULT FROM (1) THE USE OF OR INABILITY TO USE ELECTRONIC ACCESS (2) THE CONSEQUENCES OF ANY DECISION MADE OR ACTION OR NON-ACTION TAKEN BY YOU OR ANY OTHER PERSON, OR FOR ANY ERRORS BY YOU IN COMMUNICATING SUCH INFORMATION; (3) THE COST OF SUBSTITUTE ACCESS SERVICES; OR (4) ANY OTHER MATTER RELATING TO THE CONTENT OR ACCESS THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY ARISING FROM ANY USE OF ANY PRODUCT, INFORMATION, PROCEDURE, OR SERVICE OBTAINED THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY RESULTING FROM VOLUNTARY SHUTDOWN OF THE SERVER, ELECTRONIC ACCESS, OR ANY OF THE SITES TO ADDRESS TECHNICAL PROBLEMS, COMPUTER VIRUSES, DENIAL OF SERVICES MESSAGES OR OTHER SIMILAR PROBLEMS.

b.

BNY MELLON’S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY UNDER THESE TERMS AND CONDITIONS FOR ANY DISPUTE OR CLAIM RELATED TO THESE TERMS OF USE, ELECTRONIC ACCESS OR SITES, IS AS FOLLOWS: IF YOU REPORT A MATERIAL MALFUNCTION IN ELECTRONIC ACCESS THAT BNY MELLON IS ABLE TO REPRODUCE, BNY MELLON WILL USE REASONABLE EFFORTS TO CORRECT THE MALFUNCTION. IF BNY MELLON IS UNABLE TO CORRECT THE MALFUNCTION, YOU MAY CEASE ALL USE OF ELECTRONIC ACCESS AND RECEIVE A REFUND OF ANY FEES PAID IN ADVANCE, SPECIFICALLY FOR ELECTRONIC ACCESS, APPLICABLE TO PERIODS AFTER CESSATION OF SUCH USE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR DAMAGES, IN SUCH JURISDICTIONS LIABILITY IS LIMITED TO THE FULLEST EXTENT PERMITTED BY LAW.

c.

The limitation of liability set forth in this Limitation of Liability section and in other provisions in these Terms and Conditions is in addition to any limitation of liability provisions contained in the Services Agreement and will not supersede or be superseded by limitation of liability provisions contained in the Services Agreement, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in the Services Agreement containing a reference to these Terms and Conditions.

8.	Indemnification:

a.

You agree to indemnify, protect and hold BNY Mellon, BNY Mellon’s Suppliers, Content Providers and Information Providers harmless from and against all liability, claims damages, costs and expenses, including reasonable attorneys’ fees and expenses, resulting from a claim that arises out of (i) any breach by You or Users of these Terms and Conditions, the Terms of Use or the Data Terms Web Site and (ii) any person obtaining access to Electronic Access through You or Users through use of any password, user-id or secure identification device issued to a User, whether or not You or a User authorized such access. For the avoidance of doubt, and by way of illustration and not by way of limitation, the foregoing indemnity is applicable to disputes between the parties, including the enforcement of these Terms and Conditions. The rights and remedies conferred hereunder will be cumulative and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of additional rights or remedies or the subsequent exercise of such right or remedy.

b.

The indemnity provided in herein is in addition to any indemnity and other remedies contained in the Services Agreement and will not supersede or be superseded by the Services Agreement, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in the Services Agreement and expressly stating an intent to modify this Terms and Conditions.

c.	Nothing contained herein will, or be deemed to, alter or modify the rights and remedies of BNY Mellon or Your rights and remedies as set forth in the Services Agreement.

9.

Choice of Law and Forum: Unless otherwise agreed and specified herein, these Terms and Conditions are governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law; You expressly and irrevocably agree that exclusive jurisdiction and venue for any claim or dispute with BNY Mellon, its employees, contractors, officers or directors or relating in any way to Your use of Electronic Access resides in the state or federal courts in New York City, New York; and You further irrevocably agree and expressly and irrevocably consent to the exercise of personal jurisdiction in those courts over any action brought with respect to these Terms and Conditions. BNY Mellon and You hereby waive the right of trial by jury in any action arising out of or related to the BNY Mellon or these Terms and Conditions to the fullest extent permitted by law.

10.	Term and Termination:

a.	Either BNY Mellon or You may terminate these Terms and Conditions and the Electronic Access upon thirty (30) days’ written notice to the other party.

b.

In the event of any breach of the provisions of these Terms and Conditions or a breach by any Authorized User of the Terms of Use or the restrictions and requirements concerning the use of Information Providers’ proprietary data that are posted on the Data Terms Web Site, the non-breaching party may terminate these Terms and Conditions and the Electronic Access immediately upon written notice to the breaching party if any breach remains uncured after ten (10) business days’ written notice of the breach is sent to the breaching party.

c.

BNY Mellon may with notice to You immediately terminate access through an Authorized User’s user-id and password and may, at its discretion, also terminate access by an Authorized User, without right of cure, in the event of an unauthorized use of an Authorized User’s user-id or password, or where BNY Mellon believes there is a security risk created by such access.

d.

BNY Mellon may terminate, with as much advance notice as practicable, Your access or the access of Users to any portion or component of Electronic Access or the Sites in the event a BNY Mellon Supplier, Content Provider or Information Provider prohibits BNY Mellon from permitting You or Users to have access to their information or services.

e.	Promptly upon receiving or giving notice of termination, You will notify all Users of the effective date of the termination.

f.

Upon termination of Your access to Electronic Access, You shall return manuals, documentation, workflow descriptions and the like that are in Your possession or under Your control and all security identification devices.

g.

The Reliance, Disclaimers, Limitation of Liability, Indemnification and Confidentiality provisions of these Terms and Conditions (and other provision of these Terms and Conditions containing disclaimers, limitation of liability and indemnification) shall survive the termination or expiration of these Terms and Conditions.

11.

Miscellaneous: For purposes of clarification, notwithstanding anything to the contrary contained in these Terms and Conditions, the Indemnification (section 8) and Limitation of Liability (section 7) provisions of these Terms and Conditions apply solely to Your access to and use of BNY Mellon’s electronic information delivery site known as “BNY Mellon Connect” and/or other BNY Mellon-designated access portals, and such provisions of these Terms and Conditions do not modify, amend or supersede any provisions of the Services Agreement or any other agreement between You and BNY Mellon.

Each party represents and warrants to the other party that these Terms and Conditions and the indemnity contained herein have been duly authorized and accepted, that such party has full authority to enter into these Terms and Conditions and that these Terms and Conditions constitute a binding obligation enforceable in accordance with its terms.